Exhibit 10

ENP INTERESTS SECURITY AGREEMENT

THIS ENP INTERESTS SECURITY AGREEMENT (this "Security Agreement") is entered into as of December 31, 2010, by VANGUARD NATURAL GAS, LLC, a Kentucky limited liability company ("Debtor"), in favor of CITIBANK, N.A., as Administrative Agent for the Secured Parties as defined below (in such capacity, "Administrative Agent").

WHEREAS, at the time of the execution of this Security Agreement, the Lenders (as defined in the Credit Agreement described in this recital) have loaned to Debtor up to $400,000,000, pursuant to the provisions of a Second Amended and Restated Credit Agreement dated as of August 31, 2009, among Debtor, the Lenders and Administrative Agent (as the same has been or may be amended, restated or modified from time to time, the "Agreement"); and

WHEREAS, to induce the Secured Parties to make the loans provided for and enter into the other transactions contemplated by the Agreement, Debtor has agreed to grant a security interest in the Pledged Interests, all rights, titles and interests with respect thereto, and all proceeds thereof, as hereinafter described, as security for the repayment of such loans;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and to extend such additional credit as the Secured Parties may from time to time agree to extend, the parties do hereby agree as follows:

1. Terms.  Terms defined in the Agreement have the same meanings when used herein unless otherwise defined herein or the context hereof otherwise requires.  Terms not defined herein or in the Agreement which are defined in the Texas Uniform Commercial Code, as in effect on the date hereof (the "UCC"), have the meanings specified in the UCC, and the definitions specified in Article 9 of the UCC control in the case of any conflicting definitions in the UCC.  The singular number includes the plural and vice versa. Captions of Sections do not limit the terms of such Sections.  As used herein:

"ENP" means Encore Energy Partners LP, a publicly traded Delaware limited partnership.

"ENP Common Units" means the common units issued by ENP representing limited partner interests in ENP.

"ENP GP" means Encore Energy Partners GP LLC, a Delaware limited liability company.

"ENP GP LLC Member Interests" means the membership interests issued by ENP GP.

"Pledged Interests" means, collectively, the ENP Common Units and the ENP GP LLC Member Interests.

"Secured Parties" means Administrative Agent, the Lenders, any Issuing Bank (as defined in the Agreement), any Swap Lender (as defined in the Agreement), the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, and the successors and assigns of each of the foregoing.

2. Security Interest.  To secure the payment and performance of the Indebtedness, Debtor grants to Administrative Agent a security interest (the "Security Interest") in the following described property of Debtor whether now owned, arising, existing, or hereafter acquired (the "Collateral"):

(a) the ENP Common Units, including Debtor's revenues from, and undivided percentage interest in, the assets of ENP, and all of the rights, but none of the obligations, of Debtor under the Organizational Documents of ENP, including without limitation the ENP Common Units listed on Exhibit A attached hereto;

(b) the ENP GP LLC Member Interests, including Debtor's revenues from, and undivided percentage interest in, the assets of ENP GP, and all of the rights, but none of the obligations, of Debtor under the Organizational Documents of ENP GP, including without limitation the ENP GP LLC Member Interests listed on Exhibit A attached hereto;

(c) all investment property and other property, rights or interests of any description at any time issued or issuable to Debtor or held in any securities account as an addition to, in substitution or exchange for or with respect to the Pledged Interests, including without limitation additional percentages or interests issued or given as a result of any amendment, reclassification, split-up, dissolution, or other partnership or limited liability company reorganization or property distributed pursuant thereto; and

(d) all distributions, proceeds, monies, income and benefits arising from, by virtue of, or payable with respect to, the property described in this Section.

3. Representations. Debtor represents to Administrative Agent as follows: (a) Debtor is the legal and beneficial owner of the Collateral; (b) all Collateral constituting a financial asset is duly authorized and issued; (c) no material dispute, right of setoff, counterclaim, or defense exists with respect to any part of the Collateral; (d) the Collateral is owned by Debtor free of any hypothecation, lien, charge, encumbrance or security interest or purchase right or option on the part of any third person in such Collateral or the proceeds thereof except the Security Interest and the lien securing the indebtedness of Debtor under the Term Loan Credit Facility; (e) there are no restrictions upon the transfer of any of the Collateral, nor are there any financing statements on file in any office covering any part of the Collateral except any in favor of Administrative Agent or the Term Loan Administrative Agent; (f) Debtor has the right to transfer or grant a security interest in the Collateral free of any encumbrances and without obtaining the consent of any other Person; (g) the execution and delivery of this Security Agreement, and the performance of its terms, will not result in any violation of any provision of Debtor's Organizational Documents or violate or constitute a default under the terms of any agreement, indenture or other instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation applicable to Debtor or any of its property; (h) this Security Agreement has been duly authorized, executed, and delivered by Debtor and constitutes a legal, valid, and binding obligation of Debtor enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights; (i) this Security Agreement creates a valid second priority security interest in the Collateral and the proceeds thereof subject only to the lien securing the indebtedness of Debtor under the Term Loan Credit Facility, and (j) Debtor's name and jurisdiction under which Debtor is organized are as set forth in the first paragraph of this Security Agreement.  With respect to all property which hereafter becomes part of the Collateral pursuant to the terms hereof, Debtor shall be deemed to have represented as of the time of attachment of such security interest that the matters represented in clauses (a) through (j) of this Section are true and correct.

4. Covenants.  Debtor covenants to do the following: (a) if requested by Administrative Agent, deliver to Administrative Agent a manually executed original of the ENP Partnership Agreement, a manually executed original of the ENP GP LLC Agreement, and any certificates or instruments which represent Debtor's interest in ENP or ENP GP or the Collateral, and notify the general partner(s) of ENP or the board of directors of ENP GP that a security interest in the Pledged Interests has been granted to Administrative Agent; (b) from time to time promptly execute, assign, endorse, and deliver to Administrative Agent all such other assignments, certificates, proxies, entitlement orders, financing statements, and other documents and do all other acts and things as Administrative Agent may request in order to evidence, perfect, and enforce the Security Interest; (c) promptly furnish Administrative Agent with any information or writings which Administrative Agent may reasonably request concerning the Collateral; (d) allow Administrative Agent to inspect all records of Debtor relating to the Collateral or to the Indebtedness, and to make and take away copies of such records during normal business hours; (e) promptly notify Administrative Agent of any change in any fact or circumstance represented by Debtor in this Security Agreement or in any other writing furnished by Debtor to Administrative Agent in connection with the Collateral or the Indebtedness; (f) promptly notify Administrative Agent of any claim, action or proceeding affecting title to the Collateral, the Security Interest, or Debtor's rights in the Collateral, and at the request of Administrative Agent, appear in and defend, at Debtor's expense, any such action or proceeding; (g) cause all ENP Common Units to be certificated upon acquisition thereof, and deliver such certificates promptly to Administrative Agent, together with such instruments of assignment and transfer duly executed in blank by Debtor as Administrative Agent may request; (h) cause the ENP GP LLC Member Interests to be and remain uncertificated and not securities governed by Article 8 of the UCC, and if, notwithstanding the foregoing, any of them are certificated, deliver such certificates promptly to Administrative Agent, together with such instruments of assignment and transfer duly executed in blank by Debtor as Administrative Agent may request; (i) except as may be permitted in the Agreement, without the prior written consent of Administrative Agent, not agree to the release, termination, compromise, amendment, or adjustment of the Pledged Interests, the Collateral, or the Organizational Documents of ENP or ENP GP; (j) except as expressly permitted in the Agreement, not sell, assign, or transfer or create any other lien or security interest in, or otherwise encumber any of the Collateral, or permit any of the Collateral to be or become subject to any financing statement, lien, attachment, execution, sequestration, or other legal or equitable process, or any lien or encumbrance of any kind except the lien securing the indebtedness of Debtor under the Term Loan Credit Facility; (k) except as may be permitted in the Agreement, not change the name of Debtor, the state of its organization, nor its form or organization without the prior written consent of Administrative Agent; and (l) except as expressly permitted pursuant to Section 9.11 of the Agreement, not permit ENP or ENP GP to merge or consolidate with or into any entity.  If any covenant, duty or agreement of Debtor is not performed in accordance with its terms hereunder, Administrative Agent may, but is not obligated to, perform or attempt to perform such covenant, duty or agreement on behalf of Debtor, and any amount expended by Administrative Agent in such performance or attempted performance shall become part of the Indebtedness, except to the extent prohibited by applicable law, and, at the request of Administrative Agent, or unless otherwise agreed, Debtor agrees to pay such amount promptly to Administrative Agent.

5. Adjustments and Distributions.  Unless an Event of Default has occurred, Debtor shall be entitled to receive for its own use ordinary (but not extraordinary, liquidating, redemption, or similar types of) cash distributions on the Collateral.  Upon the occurrence of an Event of Default, all payments and distributions pertaining to the Collateral shall be delivered to Administrative Agent to be held as additional Collateral hereunder or applied toward the satisfaction of the Indebtedness as Administrative Agent may elect.  If any of the Collateral is converted into another type of property or if any money or other proceeds are paid or delivered to or for credit to the account of Debtor as a result of Debtor's rights in the Collateral, all such property, money, and other proceeds are part of the Collateral, and, except as may be permitted in the first sentence of this Section, Debtor will immediately pay and deliver all such property, money, or other proceeds so received to Administrative Agent or take such other steps as are necessary to ensure that Administrative Agent has control over any such property constituting investment property.  If Administrative Agent so requests, Debtor will promptly endorse or assign all such other property and proceeds to Administrative Agent and deliver to Administrative Agent all proceeds which require perfection by possession under the UCC.  With respect to any such property requiring any additional security agreement, financing statement or other writing to create or perfect a security interest therein in favor of Administrative Agent, Debtor will promptly execute and deliver or cause to be executed and delivered to Administrative Agent whatever Administrative Agent deems necessary or proper for such purposes.  Administrative Agent shall not be liable for any error, omission or delay occurring in the settlement, collection or payment with respect to the Pledged Interests or the Collateral or of any property or instrument received pursuant thereto.

6. Remedies.  Upon the occurrence of an Event of Default, in addition to any other rights and remedies which Administrative Agent may then have hereunder, under the UCC or otherwise, Administrative Agent may to the extent permitted by applicable law at its discretion, and without notice to Debtor, take any one or more of the following actions, without liability except to account for property actually received by it, and Debtor agrees that it is commercially reasonable for Administrative Agent to do any of the following: (a) if not previously done, transfer to or register in the name of Administrative Agent or Administrative Agent's nominee any of the Collateral, with or without indication of the Security Interest and whether or not so transferred or registered, receive the income, property and other distributions with respect to the Collateral and hold them or apply them to the Indebtedness in any order of priority selected by Administrative Agent; (b) exercise or cause to be exercised all voting and other powers with respect to any of the Collateral, including all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the Collateral; (c) insure any of the Collateral; (d) exchange any of the Collateral for other property upon a reorganization, recapitalization, dissolution, or other readjustment and, in connection therewith, deposit any of the Collateral with any committee or depository upon such terms as Administrative Agent may determine; (e) in its name, or in the name of Debtor, demand, sue for, collect or receive any money or property at any time payable with respect to any of the Collateral and, in connection therewith, indorse notes, checks, drafts, money orders, and other instruments in the name of Debtor; (f) reduce its claim to judgment or foreclose or otherwise enforce the Security Interest, in whole or in part, by any available procedure; (g) make any compromise or settlement deemed advisable with respect to any of the Collateral; (h) renew, extend, or otherwise change the terms and conditions of any of the Collateral or the Indebtedness; (i) take or release any other collateral as security for any of the Collateral or the Indebtedness; (j) add or release any guarantor, indorser, surety, or other party to any of the Collateral or the Indebtedness; (k) without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of public sale or private sale if required under the UCC) to or upon Debtor or any other person (all of which are, to the extent permitted by law, expressly waived), forthwith realize upon the Collateral or any part thereof, and sell or otherwise dispose of, or, if appropriate, issue entitlement orders with respect to, or deliver the Collateral or any part thereof or interest therein, in one or more parcels at public or private sale or sales, at such prices and on such terms (including, without limitation, a requirement that any purchaser of any of the Collateral purchase the interest constituting the Collateral for investment without any intention to make any distribution thereof) as it deems best (the sale of any part of the Collateral shall not exhaust Administrative Agent's power of sale), for cash or on credit, or for future delivery without assumption of any credit risk, with any purchaser to purchase the Collateral at any such sale free from any right or equity of redemption in Debtor, which right or equity is hereby expressly waived and released; (l) apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Debtor hereby consents to any such appointment; and (m) exercise any other rights it may have hereunder or under the UCC or otherwise.  Debtor grants to Administrative Agent an irrevocable proxy coupled with an interest to exercise as to such Collateral, upon the occurrence of an Event of Default, all rights, powers and remedies of an owner and all of the rights, powers and remedies hereinabove set forth, the proxy herein granted to exist until all of the Indebtedness has been paid in full.  The proceeds of any disposition of the Collateral or other action by Administrative Agent shall be applied in such order and manner as Administrative Agent may determine, any instruction from Debtor to the contrary notwithstanding.  Debtor shall be liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay all amounts to which Administrative Agent is entitled.  Administrative Agent is under no duty to exercise or to withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to Administrative Agent in this Security Agreement, and Administrative Agent is not responsible for any failure to do so or delay in so doing.

7. Legal Restrictions.  Debtor agrees that there may be legal or practical restrictions or limitations affecting Administrative Agent in any attempts to dispose of certain portions of the Collateral and for the enforcement of its rights.  Debtor acknowledges that a ready market does not exist for the Pledged Interests, and agrees that the ENP Common Units may be sold for an amount less than a pro rata share of the fair market value of ENP's assets minus its liabilities and that the ENP GP LLC Member Interests may be sold for an amount less than a pro rata share of the fair market value of ENP GP's assets minus its liabilities.  Upon the occurrence of an Event of Default, Administrative Agent may sell any of the Collateral at public or private sale, subject to investment letter or in any other manner which will not require the Collateral, or any part thereof, to be registered in accordance with any laws or regulations, including, but not limited to, the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, or make it necessary to obtain any required approval of the purchase or the purchaser by any governmental agency or officer, at the best price reasonably obtainable by Administrative Agent at such sale or other disposition in the manner mentioned above.  Debtor agrees that Administrative Agent may in its discretion approach a limited number of potential purchasers and that a sale under such circumstances may yield a lower price for the Collateral, or any part or parts thereof, than would otherwise be obtainable if same were either offered to a larger number of potential purchasers, or registered and sold in the open market.  Debtor agrees that such sale shall be deemed to have been made in a commercially reasonably manner, that Administrative Agent has no obligation to delay sale of any Collateral to permit the issuer thereof to register it for public sale under any applicable federal or state securities laws or to permit Debtor to obtain any amendment to the ENP Partnership Agreement or the ENP GP LLC Agreement or any consent by ENP or ENP GP or any partner, manager or member, as applicable, thereof and, that Administrative Agent shall not be liable or accountable to Debtor nor shall the Indebtedness be subject to any reduction because the proceeds of sale subject to any such limitation or restriction are less than otherwise might have been obtained.

8. Notification of Sale.  Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Debtor and to any other person entitled under law to notice; provided that if any of the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Administrative Agent may sell or otherwise dispose of the Collateral without notification, advertisement or other notice of any kind. Notice sent or given not less than ten (10) calendar days prior to the taking of the action to which the notice relates is reasonable notice for purposes of this Section.

9. Enforcement of Rights.  Debtor agrees it is commercially reasonable for Administrative Agent to exercise its rights in or with respect to the Collateral in such manner and in such order as Administrative Agent determines.  Nothing herein contained requires Administrative Agent to sell all or any part of the Collateral or to collect, or attempt to collect, any sum payable by reason of the Collateral before Administrative Agent may assert liability and collect the Indebtedness, nor is Administrative Agent obligated to attempt to collect the Indebtedness before selling all or any part of the Collateral.  Administrative Agent may, without foreclosing thereon, collect and otherwise enforce all amounts owing on the Collateral or any proceeds or otherwise enforce all of Debtor's or Administrative Agent's rights therein or in any of the Collateral and apply such collections as provided herein or may foreclose on the Collateral.  Administrative Agent may hold funds as additional Collateral or may, at its discretion, apply same to the Indebtedness.  Administrative Agent may attempt to collect from any Person liable in respect of any proceeds, by suit or otherwise, any sums due thereon and otherwise to enforce Debtor's rights in respect thereto.

10. Attorney-in-Fact.  Debtor appoints Administrative Agent, its successors and assigns, as Debtor's attorney-in-fact (without requiring it to act as such), with full power of substitution, to do any act which Debtor is obligated by this Security Agreement to do, including, but not limited to, the power to do the following: (a) issue such orders and instructions as are necessary or appropriate to effect the registration of the Collateral on the books of the issuer of the Collateral in the name of Administrative Agent or to effect the sale or disposition of the Collateral; (b) endorse the name of Debtor on all checks, drafts, money orders, or other instruments for the payment of monies that are payable to Debtor and constitute collections of the Collateral; (c) execute in the name of Debtor any schedules, assignments, instruments, documents, financing statements, amendments of financing statements, applications for registration, and other papers deemed necessary or appropriate by Administrative Agent to perfect, preserve, or enforce the Security Interest; (d) exercise all rights of Debtor in the Collateral;(e) make extension agreements with respect to Collateral; (f) release any party liable on or any security for the Collateral and give receipts and acquittances and compromise disputes in connection therewith; (g) make withdrawals from and close deposit accounts and other accounts with any financial institution into which proceeds may have been deposited and apply funds so withdrawn as provided herein; (h) give notice of Administrative Agent's rights under this Security Agreement; (i) enter onto Debtor's premises to inspect the Collateral; (j) receive, open, and read mail addressed to Debtor; (k) verify facts concerning the Collateral by inquiry of obligors thereon, or otherwise, in its own name or a fictitious name; (l) make collections and execute all papers and instruments and do all other things it deems appropriate to preserve and protect the Collateral and to protect Administrative Agent's interest in the Collateral; and (m) do all acts and things and execute all documents in the name of Debtor or otherwise, deemed necessary, proper, or convenient by Administrative Agent in connection with the preservation, perfection, and enforcement of its rights hereunder.  The power and authority herein conferred upon Administrative Agent may be exercised by Administrative Agent through any person who, at the time of the execution of the particular instrument, is an officer of Administrative Agent.  All persons dealing with Administrative Agent, or any substitute, shall be fully protected in treating the powers and authorities conferred by this paragraph as continuing in full force and effect until advised by Administrative Agent that all of the Indebtedness is finally paid and satisfied.  The power of attorney herein conferred is granted for valuable consideration, is coupled with an interest, and is irrevocable so long as any part of the Indebtedness is unpaid and shall not be terminated prior thereto or affected by any act or Debtor or any other person or by operation of law, including, without limitation, the dissolution, death, disability, or incompetency of any person.  Administrative Agent agrees it will not exercise its powers as attorney-in-fact until the occurrence of an Event of Default.

11. Notices.  Any notice required or permitted by this Security Agreement shall be effective if given in accordance with the provisions of the Agreement.

12. Duties of Administrative Agent.  Administrative Agent's duty with respect to any Collateral now or hereafter in the possession of Administrative Agent is solely to use reasonable care in the custody and preservation of the Collateral.  Administrative Agent is deemed to have exercised reasonable care in the custody and preservation of the Collateral if the Collateral is accorded treatment substantially equal to that which Administrative Agent accords its own property.  Administrative Agent has no responsibility for ascertaining or taking action with respect to fixing or preserving rights against prior parties to the Collateral, calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral or for informing Debtor of such matters whether or not Administrative Agent has or is deemed to have any knowledge of such matters.  Administrative Agent is not required to take any steps necessary to preserve any rights in the Collateral against prior parties or to protect, perfect, preserve or maintain any security interest given to secure the Collateral.  Administrative Agent is not liable for its failure to use due diligence in the collection of the Indebtedness, or for its failure to give notice to Debtor of default in the payment of the Indebtedness, or in the payment of or upon any security, whether pledged hereunder or otherwise.  Administrative Agent is not liable for a decline in the market value of the Collateral.

13. Indemnification.  Debtor agrees to indemnify and to hold Administrative Agent and the Secured Parties harmless from and against any loss, claim, demand or expense (including attorneys' fees) by reason, or in any manner related to, the Collateral or the foreclosure, sale or other disposition and subsequent ownership of any part thereof, including any such claim as may arise by reason of any alleged breach of warranty concerning the Collateral and any claims that any transferee of an interest in ENP or ENP GP has any liability for existing or future obligations of ENP or ENP GP in excess of its interest therein, by reason of the terms of the Organizational Documents of ENP or ENP GP or the failure of Debtor to comply with such Organizational Documents or the failure of Debtor, ENP or ENP GP to comply with any state or federal statute, rule, regulation, order or decree, or by reason of the Collateral or Administrative Agent's and/or the Secured Parties' efforts to enforce payment of the Indebtedness, including expenses incurred in satisfying any applicable securities and banking laws.

14. Expenses.  To the extent permitted by applicable law Debtor promptly will pay, upon demand, any out-of-pocket expenses incurred by Administrative Agent in connection herewith, including all costs, expenses, taxes, assessments, insurance premiums, court costs, attorneys' fees, rent, storage costs, and expenses of sales incurred in connection with the administration of this Security Agreement, the enforcement of the rights of Administrative Agent hereunder, whether incurred before or after the occurrence of an Event of Default or incurred in connection with the obtaining, preservation, or defense of the Security Interest, or the perfection, custody, defense, protection, collection, repossession, enforcement or sale or the Collateral.  All such expenses shall become part of the Indebtedness and shall bear interest at the highest lawful rate from the date paid or incurred by Administrative Agent until paid by Debtor.

15. Copy Effective as Financing Statement.  Debtor authorizes Administrative Agent to file one or more financing statements describing the Collateral. A carbon, photographic, or other reproduction of this Security Agreement or a financing statement describing the Collateral shall be sufficient as a financing statement to the full extent permitted by applicable law.

16. Written Waiver.  No waiver, modification, or alteration of any provision of this Security Agreement, nor consent to any departure from the terms hereof, or from the terms of any other document, shall be effective unless such is in writing and signed by Administrative Agent and, if applicable, the Majority Lenders, and any such waiver shall be effective only for the specific purpose and in the specific instance given.  No waiver by Administrative Agent (and, if applicable, the Majority Lenders) of any Event of Default shall be deemed to be a waiver of any other or subsequent Event of Default nor shall such waiver be deemed to be a continuing waiver.

17. Benefit.  This Security Agreement is binding upon and inures to the benefit of Debtor and Administrative Agent and their respective heirs, legal representatives, successors, and assigns, provided that Debtor may not, without the prior written consent of Administrative Agent, assign any rights, powers, duties or obligations hereunder.

18. Remedies Cumulative.  All rights and remedies of Administrative Agent hereunder are cumulative of each other and of every other right or remedy which Administrative Agent may otherwise have at law or in equity or under any other document for the enforcement of the security interest or the enforcement of any duties of Debtor or any other party liable in respect to the Indebtedness.  The exercise by Administrative Agent of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

19. Amendment.  This Security Agreement may be amended only by written instrument signed by Debtor, Administrative Agent and, if applicable, the Majority Lenders.

20. Course of Dealing.  No course of dealing between Debtor and Administrative Agent, nor any failure to exercise, nor any delay in exercising, any right, power or privilege of, Administrative Agent hereunder or under the Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

21. Severability.  The invalidity of any one or more phrases, sentences, clauses, paragraphs or sections hereof shall not affect the remaining portions of this Security Agreement.  If any one or more of the phrases, sentences, clauses, paragraphs or sections contained herein are invalid, or operate to render this Security Agreement invalid, then this Security Agreement shall be construed as if such invalid phrase or phrases, sentence or sentences, clause or clauses, paragraph or paragraphs, or section or sections had not been inserted.

22. Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. The provisions of Section 12.09 of the Agreement are incorporated herein by reference for all purposes.

23. Satisfaction of Indebtedness.  Upon the satisfaction of all of the Indebtedness and the satisfaction of all additional costs and expenses of Administrative Agent as provided herein, this Security Agreement shall terminate, and Administrative Agent shall deliver to Debtor, at Debtor's expense, such of the Collateral as has not been sold or otherwise applied pursuant to this Security Agreement.

24. Intercreditor Agreement.  Reference is made to the Lien Subordination and Intercreditor Agreement dated as of December 31, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the "Intercreditor Agreement"), among Citibank, N.A., as Revolving Collateral Agent; BNP Paribas, as Term Loan Collateral Agent; Debtor; and the Subsidiaries of Debtor from time to time party thereto.  Notwithstanding any other provision contained herein, this Security Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the applicable Senior Obligations Security Documents (as defined in the Intercreditor Agreement).  In the event of any conflict or inconsistency between the provisions of this Security Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the day and year first above written.

[This space is left intentionally blank.  Signature pages follow.]

DEBTOR:

VANGUARD NATURAL GAS, LLC

5847 San Felipe, Suite 3000
Houston, Texas 77057

By:/s/ Richard Robert
                                                                            Richard Robert
      Executive Vice President
      and Chief Financial Officer

Debtor Organizational Identification No.: 0601349

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ADMINISTRATIVE AGENT:

CITIBANK, N.A.,
as Administrative Agent
8401 N. Central Expressway, Suite 500
Dallas, Texas 75225

By:/s/ Ryan Watson
    Ryan Watson
    Vice President

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EXHIBIT A

PLEDGED INTERESTS

20,924,055 ENP Common Units issued by Encore Energy Partners LP and registered in the name of Vanguard Natural Gas, LLC, evidenced by Certificate No. ENP 0030 dated December 31, 2010.

100% of the outstanding ENP GP LLC Member Interests, issued by Encore Energy Partners GP LLC to Vanguard Natural Gas, LLC.